                                                                      EXHIBIT 6

                                AMENDMENT NUMBER 2 TO
                            REGISTRATION RIGHTS AGREEMENT

     THIS AMENDMENT NUMBER 2 (the "Amendment") to the Registration Rights Agreement dated as of December 30, 1994, and Amendment Number 1 dated Febraury 21, 1996 (the "Rights Agreement"), is made as of June 10, 1996, by and among Aureal Semiconductor Inc., a Delaware corporation (the "Company"), TCW Special Credits, a California general partnership as agent and nominee for the entities set forth on Schedule I to the Rights Agreement, Appaloosa Management L.P., as agent for the accounts listed on Schedule I hereto ("Appaloosa"), the Copernicus Fund, L.P. ("Copernicus"), the Galileo Fund, L.P. ("Galileo"), and the purchasers of Common Stock set forth on EXHIBIT A to the Common Stock Purchase Agreement dated June 10, 1996 (the "Purchase Agreement"), by and among the Company and such purchasers (the "Purchasers"). Unless specifically designated otherwise, the capitalized terms herein shall have the same meanings given them in the Rights Agreement.

                                       RECITALS

     A. The Company and TCW are parties to the Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of TCW.

     B. The Company, TCW, Appaloosa, Copernicus, and Galileo (TCW, Appaloosa, Copernicus, and Galileo are collectively referred to herein as the "Prior Holders") amended the Rights Agreement pursuant to Amendment Number 1 to Registration Rights Agreement dated February 21, 1996, to grant equal registration rights to all the Prior Holders and to make each of the Prior Holders a party to the Rights Agreement.

     C. The Company and the Prior Holders now wish to amend the Rights Agreement, as amended, in order to grant equal registration rights to the Purchasers and to make each of the Purchasers a party to the Rights Agreement, as amended.

                                      AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree to amend certain provisions of the Rights Agreement as set forth below:

          1. Section 1 of the Rights Agreement shall be amended to define the following terms as follows:

     REGISTRABLE SHARES shall mean (i) all shares of New Common Stock originally issued to or purchased in the future by TCW, (ii) all shares of Common Stock issued to the Prior Holders pursuant to the Common Stock Purchase Agreement dated February 21, 1996, by and among the Company, TCW, Appaloosa, Copernicus, and Galileo, and (iii) all shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement. As to any particular Registrable Shares, such shares shall cease to be Registrable Shares when (A) such shares shall have been transferred, new certificates for such shares not bearing a legend restricting further transfer shall


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have been delivered by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any similar state law then in force, or (B) such shares shall have ceased to be outstanding.

          2. Section 4(a) of the Rights Agreement shall be amended and restated in its entirety to provide as follows:

               (a) On or prior to June 5, 1996, the Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Shares (the "INITIAL SHELF REGISTRATION"). The Initial Shelf Registration shall be on a Form S-3 or another appropriate form permitting registration of such Registrable Shares for resale by such holders in the manner or manners designated by them (including, without limitation, one of more underwritten offerings). The Company shall not permit any securities other than the Registrable Shares to be included in the Initial Shelf Registration or any Subsequent Shelf Registration. The Company shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the 60th day following the date on which the Initial Shelf Registration Statement is filed and to keep the Initial Shelf Registration continuously effective under the Securities Act until (i) all Registrable Shares covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Shares has been declared effective under the Securities Act (the "EFFECTIVENESS PERIOD"). The Company shall use its best efforts to include the Registrable Shares purchased by the Purchasers pursuant to the Purchase Agreement in the Initial Shelf Registration.

          3. Except as amended hereby, the Rights Agreement dated November 30, 1994, as amended on February 21, 1996, remains in full force and effect.

          4. By their signatures hereto, each of the Purchasers becomes a party to the Rights Agreement, as amended by this Amendment Number 2.


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     IN WITNESS WHEREOF, the parties have executed this Amendment Number 2 as of the day and year first above written.

                                     THE COMPANY:

                                     AUREAL SEMICONDUCTOR INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                      TCW:

                                      TCW SPECIAL CREDITS, as agent and
                                      nominee of the entities set forth
                                      on Schedule I

                                     By: TCW Asset Management Company, its
                                         managing partner

                                     By:
                                        ------------------------------------
                                        Name: Richard Masson
                                        Title: Authorized Signatory

                                     By:
                                        ------------------------------------
                                        Name: Kenneth Liang
                                        Title: Authorized Signatory


                                     THE COPERNICUS FUND, L.P.,

                                    By: DDJ Copernicus, LLC, its General Partner

                                     By:
                                        ------------------------------------

                                        Name: Judy K. Mencher
                                        Title: Member


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


                                     The GALILEO FUND, L.P.

                                     By: DDJ Galileo, LLC, its General Partner

                                     By:
                                        ------------------------------------
                                        Name: Judy K. Mencher
                                        Title: Member



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

                            COUNTERPART SIGNATURE PAGE TO
                              AMENDMENT NUMBER 2 TO THE
                            REGISTRATION RIGHTS AGREEMENT



                                     PURCHASER:

                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:




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

                                      SCHEDULE I

TCW ENTITIES

     TCW Special Credits Trust
     TCW Special Credits Fund IIIb
     TCW Special Credits Trust IIIb
     The Board of Trustees of the Delaware State Employees Retirement Fund


APPALOOSA ACCOUNTS

     Appaloosa I L.P.
     Chestnut Investors III Inc.
     Palomino Fund Ltd.
     Pinto Investment LLC






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